UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 28, 2008

X-Change Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	002-41703	900156146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

710 Century Parkway, Allen, Texas		75013
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-747-0051 x113

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2008, The Board of Directors of The X-Change Corporation accepted the resignation of its Chairman and CEO, Mr. Michael L. Sheriff. He also resigned from the board and his officer positions with both X-Change Corporation and its wholly owned subsidiary, AirGATE Technologies, Inc. Mr. Sheriff cited personal health issues as rationale for tendering his resignation. There was no disagreement with the Company on any matters relating to the Company’s operations, policies or practices. He will continue in a consulting capacity with the Company to facilitate the transition.

The board appointed Mr. Fred Zeidman, a current board member, to assume the responsibilities of non-executive Chairman of the Board. The board also appointed the Company’s current president, Ms. Kathleen Hanafan, to fulfill the role of Chief Executive Officer. She will retain the titles of president and chief operations officer.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the resignation of Michael Sheriff as Chairman and CEO, the appointment of Fred S. Zeidman as Chairman of the Board and the appointment of Kathleen Hanafan as Chief Executive Officer is attached as Exhibit 99.1 and is hereby incorporated by reference to this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X-Change Corporation

September 3, 2008	By:	/s/ George DeCourcy

Name: George DeCourcy
Title: CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release